STOCK PURCHASE AGREEMENT dated as of November 21, 2013 (this "**Agreement**") between VeriTeQ Corporation (f/k/a Digital Angel Corporation), a Delaware corporation with offices located at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445 (the "**Seller**"), and Hudson Bay Master Fund Ltd. (the "**Purchaser**").

WHEREAS, the Seller owns shares of Common Stock, $0.001 par value per share (the "**Common Stock**"), of MGT Capital Investments, INC., a Delaware corporation (the "**Company**").

WHEREAS, the Purchaser seeks to purchase from the Seller, and the Seller seeks to sell to the Purchaser, Fifty Thousand (50,000) shares of Common Stock (the "**Purchased Shares**") in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I
PURCHASE AND SALE OF THE PURCHASED SHARES

1.1 Purchase and Sale of Purchased Shares.

Upon the terms and subject to the conditions set forth herein, on the date hereof, following the satisfaction or waiver of all of the conditions set forth in Article IV of this Agreement (or such other date as is mutually agreed to by the Seller and the Purchaser) (the "**Closing Date**"), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Purchased Shares (the "**Closing**").

1.2 Purchase Price.

Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall pay to the Seller an aggregate amount equal to $132,500 (the "**Purchase Price**"), which represents the purchase by the Purchaser of the Purchased Shares at a purchase price of $2.65 per share from the Seller.

1.3 The Closing.

The Closing contemplated hereby shall take place at 10:00 a.m., EST on the Closing Date. All actions taken at the Closing shall be deemed to have occurred simultaneously.

1.4 Delivery of Purchased Shares.

The Seller hereby authorizes Purchaser to cause its legal counsel to deliver the certificate with respect to the Purchased Shares to the transfer agent for the Company to effect the transfer of the Purchased Shares to Purchaser on the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as of the date hereof as set forth below.

2.1 Organization and Existence.

The Seller is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

2.2 Title to Purchased Shares.

The Seller is the sole record and beneficial owner of the Purchased Shares to be sold by it pursuant to this Agreement and owns such shares free from all taxes, liens, claims, encumbrances and charges. There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller to sell or transfer the Purchased Shares and the Purchased Shares are not subject to any lock-up or other restriction on their transfer or on the ability of the Purchaser to sell or transfer the Purchased Shares. Upon delivery in accordance with Section 1.4 above, the Purchased Shares shall be free of any transfer restrictions or legends. The Purchased Shares are restricted securities being transferred by the Seller pursuant to Rule 144 of the Securities Act of 1933, as amended (the "**Securities Act**").

2.3 Authority

The Seller has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement. This Agreement has been duly executed and delivered by the Seller, and this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

2.4 Accredited Investor Status.

The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

2.5 Noncontravention.

The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Seller, except for such conflicts, defaults, rights or

violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations hereunder.

2.6 Consents.

No consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

2.7 Seller Status; Affiliate Status.

The Seller (a) is a sophisticated person with respect to the sale of the Purchased Shares; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Shares; and (c) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser's express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Purchased Shares is prudent. Such Seller represents and warrants that such Seller has held such Shares for more than six months, such Seller is not an affiliate of the Company and has not been an affiliate of the Company at any time within ninety (90) days of the date hereof or the Closing Date, and such Shares will be issued to the Purchaser hereunder without any restrictive legend.

2.8 Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller that could reasonably be expected to have a material adverse affect on the ability of the Seller to perform its obligations hereunder.

2.9 No Brokers.

The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.10 Outstanding Amounts.

The Seller has paid any and all amounts and charges due and owing to the Company with respect to the Purchased Shares and there are no unpaid amounts or charges claimed to be due to the Company from the Seller with respect to the Purchased Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as of the date hereof as set forth below.

3.1 Organization and Existence.

The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

3.2 No Public Sale or Distribution.

The Purchaser is acquiring the Purchased Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and the Purchaser does not have a present arrangement to effect any distribution of the Purchased Shares to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Purchased Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

3.3 Accredited Investor Status.

The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.4 Authority.

The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

3.5 Noncontravention.

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (b) and (c) above, for such

conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

3.6 Purchaser Status.

The Purchaser (a) is a sophisticated person with respect to the sale of the Purchased Shares; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Shares; and (c) has independently and without reliance upon the Seller, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchaser has relied upon the Seller's express representations, warranties and covenants in this Agreement. The Purchaser acknowledges that the Seller has not given the Purchaser any investment advice, credit information or opinion on whether the purchase of the Purchased Shares is prudent.

3.7 Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser that could reasonably be expected to have a material adverse affect on the ability of the Purchaser to perform its obligations hereunder.

3.8 No Brokers.

The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV
CONDITIONS TO CLOSING

4.1 Conditions to the Seller's Obligation to Sell.

The obligation of the Seller hereunder to sell the Purchased Shares to the Purchaser on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a) The Purchaser shall have delivered to the Seller the Purchase Price by wire transfer of immediately available funds pursuant to the wire instructions provided by the Seller.

(b) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the

covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

4.2 Conditions to the Purchaser's Obligation to Purchase.

The obligation of the Purchaser hereunder to purchase the Purchased Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Seller with prior written notice thereof:

(a) Seller shall have authorized Purchaser to cause its legal counsel to deliver the certificate with respect to the Purchased Shares to the transfer agent for the Company to effect the transfer of the Purchased Shares to Purchaser on the Closing Date.

(b) The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1 Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

5.2 Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.3 Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

5.4 Entire Agreement; Amendments.

This Agreement supersedes all other prior oral or written agreements between the Purchaser and the Seller, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Seller the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

5.5 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Seller:

VeriTeQ Corporation
(f/k/a Digital Angel Corporation)
220 Congress Park Drive
Suite 200
Delray Beach, Florida 33445
Facsimile: (561) 846-7001
Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Holland & Knight LLP
515 East Las Olas Boulevard, Suite 1200
Fort Lauderdale, Florida 33301
Facsimile: (954) 463-2030
Attention: Tammy Knight

If to the Purchaser:

777 Third Avenue, 30th Floor
New York, NY 10017
Attention: Yoav Roth
Facsimile: (212) 571-1279

With a copy to (for information purposes only):

Greenberg Traurig, LLP
MetLife Building
New York, NY 10166
New York, New York 10022
Attention: Michael Adelstein, Esq.
Facsimile: (212) 805-9222

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the Seller's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively.

5.6 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Seller nor the Purchaser shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party.

5.7 No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8 Survival.

Unless this Agreement is terminated by mutual consent of the Seller and the Purchaser, the representations and warranties of the Seller and the Purchaser contained in

Articles II and III shall survive the Closing Date and the delivery and exercise of Purchased Shares, as applicable, through the date that is three years after the Closing Date provided that the representations in Section 2.2 shall survive through the applicable statute of limitations.

5.9 Further Assurances.

Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.10 No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

SELLER

VERITEQ CORPORATION
(f/k/a DIGITAL ANGEL CORPORATION)

By: ______________________
Name: Scott Silverman
Title: CEO

BUYER

HUDSON BAY MASTER FUND LTD.

By: ______________________
Name: YOAV ROTH
Title: AUTHORIZED SIGNATORY

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